LIMITED POWER OF ATTORNEY

I, Martin Thomas, hereby constitute and appoint
ROBERT K. BIGGART and ANGELA M. PLA, with full
powers of substitution or revocation, to serve as
my Attorneys-In-Fact and Agents to exercise the
powers and discretions set forth below:

1. To execute on my behalf any and all Securities
and Exchange Commission ("SEC") (i) Forms 3, 4
and 5 in accordance with Section 16 of the
Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and the rules thereunder,
relating to the disclosure of my beneficial
ownership of securities in Fortune Brands
Home & Security, Inc. (the "Company") and (ii)
Forms 144 in accordance with the Securities Act
of 1933, as amended (the "Securities Act"),
and the rules thereunder, relating to my
transactions in the securities of the Company;
and

2. Do and perform any and all acts for and on
behalf of the undersigned which may be necessary
or desirable to complete and execute any such
Form 3, 4, 5 or Form 144 and timely file such
form with the SEC and any stock exchange or
similar authority and take any other action of
any type whatsoever in connection with the
foregoing which, in the opinion of such
attorneys-in-fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned.

The undersigned hereby grants to each such
attorneys-in-fact full power and authority to do
and perform any and every act and thing
whatsoever requisite, necessary, or proper to be
done in the exercise of any of the rights and
powers herein granted, as fully to all intents
and purposes as the undersigned might or could
do if personally present, with full power of
substitution or revocation, hereby ratifying
and confirming all that such attorneys-in-fact
shall lawfully do or cause to be done by virtue
of this Power of Attorney and the rights and
powers herein granted. The undersigned
acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the
request of the undersigned, are not assuming,
nor is the Company assuming, any of the
undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act or
Rule 144 of the Securities Act.

This Power of Attorney shall at all times be
binding with respect to all actions taken by the
attorneys-in-fact in accordance with the terms of
this Power of Attorney.  The powers granted by
this Power of Attorney shall begin on September 5,
2017 and shall continue in full force and effect
until the undersigned is no longer required to
file Section 16 Reports with respect to the
equity securities of the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.

I, Martin Thomas, executed this Limited Power
of Attorney on this 1st day of September, 2017.

/s/Martin Thomas
Martin Thomas